EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Grandparents.com, Inc. 2012 Stock Incentive Plan of our reports dated September 26, 2011, with respect to the consolidated financial statements of NorWes Tech, Inc., included in its Annual Report (Form 10-K) for the year ended June 30, 2011, filed with the Securities and Exchange Commission.

PMB Helin Donovan, LLP

San Francisco, CA

June 11, 2012